                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    /X/  Preliminary Proxy Statement

    / /  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                       CERIDIAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                (CERIDIAN LOGO)

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                          STOCKHOLDERS ON MAY 10, 1995

Dear Stockholder:

    Ceridian Corporation's Annual Meeting of Stockholders will be held in the Guilford Room, Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202 on May 10, 1995 at 9:00 a.m. E.D.T. Whether or not you plan to attend, please complete and return your proxy card.

    This booklet contains the proxy statement, which includes information about the nominees for election to the Board of Directors. It also includes information about a proposal recommended by the Board to increase by 3,000,000 shares the number of shares that may be issued pursuant to Ceridian's 1993 Long-Term Incentive Plan. Enclosed with this booklet is the notice of annual meeting and proxy card.

    Please return the accompanying proxy card as promptly as possible to ensure that your vote is counted at the meeting.

                                          Sincerely,
                                          Lawrence Perlman
                                          CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

Corporate Headquarters and Mailing Address:
8100 34th Avenue South
Minneapolis, MN 55425
(612) 853-8100

                              CERIDIAN CORPORATION
                                PROXY STATEMENT
                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----
General Information........................................................................................           3
Election of Directors (Item 1).............................................................................           4
  The Board of Directors...................................................................................           4
  Nominees for Director....................................................................................           4
  Committees of the Board of Directors.....................................................................           5
  Directors' Compensation..................................................................................           6
  Compensation Committee Interlocks and Insider Participation..............................................           7
Approval of the Amended and Restated 1993 Long-Term Incentive Plan (Item 2)................................           7
  Introduction.............................................................................................           7
  Types of Incentive Awards................................................................................           8
  Provisions Applicable to all Plan Awards.................................................................           9
  Tax Information Regarding Stock Option Awards............................................................          11
Compensation Committee Report on Executive Compensation....................................................          11
Stock Performance Graph....................................................................................          15
Executive Compensation.....................................................................................          16
  Summary Compensation Table...............................................................................          16
  Stock Option Grants......................................................................................          17
  Option Exercises and Option Values.......................................................................          18
  Performance Restricted Stock Awards......................................................................          19
  Pension Plan.............................................................................................          19
  Executive Employment Agreements..........................................................................          21
  Change of Control Provisions.............................................................................          20
Share Ownership Information................................................................................          22
  Share Ownership of Directors and Management..............................................................          22
  Share Ownership of Certain Beneficial Owners.............................................................          23
Independent Auditors.......................................................................................          23
Other Matters..............................................................................................          23
  Stockholder Proposals....................................................................................          23
  Compliance With Section 16(a) of the Securities Exchange Act.............................................          24
  Solicitation of Proxies..................................................................................          24
1993 Long-Term Incentive Plan (As Amended and Restated as of May 10, 1995).................................         A-1

                              CERIDIAN CORPORATION

                             ---------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 10, 1995

                            ------------------------

                              GENERAL INFORMATION

    This  proxy  statement  and the  enclosed  proxy  card are  being  mailed to stockholders beginning on or about March 30, 1995 in connection with the solicitation of proxies by the Board of Directors of Ceridian Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 10, 1995 (the "Annual Meeting"). Holders of the Company's common stock (the "Common Stock") of record at the close of business on March 21, 1995 will be entitled to
vote at the meeting. At the close of business on March 21, 1995,       shares of
Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

    When proxy cards are returned properly signed, the shares represented will be voted as directed. When no direction is given, the shares will be voted as recommended by the Board. The proxy also gives discretionary authority to vote the shares on any other matter which may properly come before the meeting. A stockholder may revoke a proxy at any time before it is exercised by filing a revoking instrument with the Secretary of the Company, by submitting another proxy card with a later date, or by voting in person at the meeting.

    The Company's Bylaws specify that except as otherwise provided by Delaware law or by the Company's Restated Certificate of Incorporation, the vote required to decide each matter to be brought before a meeting of stockholders is a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the matter. Because shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, an abstention has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In other words, broker non-votes are not counted as a vote against such a matter.

    It is the Company's policy that all stockholder meeting proxies, ballots and voting tabulations that identify the vote of a particular stockholder are to be kept confidential if the stockholder has requested confidential treatment on the proxy card or ballot. If the stockholder so requests, no such document will be available for examination, nor will the identity and vote of any stockholder be disclosed prior to the final tabulation of the vote at the stockholders' meeting except (i) as necessary to meet applicable legal requirements; (ii) to allow the independent election inspectors to count and certify the results of the vote; or
(iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may inform the Company whether or not a particular stockholder has voted.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors, which met six times in 1994. The Company's Bylaws provide that the Board shall determine the number of directors, which is currently set at ten. All ten directors presently serving on the Company's Board have agreed to stand for re-election and have been designated by the Board as nominees for director. See "Nominees for Director" for profiles of the nominees. Eight of the nominees were previously elected by the stockholders, while Mr. George R. Lewis and Ms. Carole J. Uhrich were first elected as directors by the Board effective November 8, 1994.

    The Board recommends a vote FOR and solicits proxies in favor of the nominees named below. Proxies cannot be voted for more than ten people. If any nominee becomes unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Each person elected will hold office until the 1996 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, or until earlier resignation or removal.

NOMINEES FOR DIRECTOR

    RUTH M. DAVIS Dr. Davis, 66, has been President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in technology management services, since 1981. She serves as Chairman of the Board for the Aerospace Corporation and as a trustee of Consolidated Edison Company of New York. Dr. Davis is a director of Air Products and Chemicals, Inc.; Premark International, Inc.; Principal Financial Group Inc.; Sprint Corporation; SofTech Inc.; Varian Associates, Inc.; Giddings & Lewis, Inc. and BTG, Inc. Dr. Davis has been a director of the Company since 1984.

    ALLEN W. DAWSON Mr. Dawson, 68, is Chairman Emeritus of Siecor Corporation ("Siecor"), a joint venture of Corning Incorporated and Siemens Corporation. Siecor manufactures fiber optic cable and ancillary equipment. From 1989 to 1991, Mr. Dawson was Chairman of the Executive Committee of Siecor, and from 1980 to 1989 he was Chairman and Chief Executive Officer of Siecor. Mr. Dawson has been a director of the Company since 1986.

    RONALD JAMES Mr. James, 44, is Vice President-Minnesota of U S WEST Communications, Inc. ("US West"), a telecommunications company. He has been employed by US West since 1971, and has held his current position since January 1990. Mr. James is a director of the St. Paul Companies, Inc.; Great Hall Investment Funds, Inc. and Automotive Industries Holding, Inc. Mr. James has been a director of the Company since 1991.

    RICHARD  G.  LAREAU   Mr.  Lareau,  66, is  a  partner  in the  law  firm of
Oppenheimer Wolff & Donnelly. He is a director of Nash-Finch Company, Merrill Corporation and Northern Technologies International Corporation, and is a trustee of the Mesabi Trust, a mineral royalty trust. Mr. Lareau has been a director of the Company since 1971.

    GEORGE R. LEWIS Mr. Lewis, 54, is Vice President and Treasurer of Philip Morris Companies, Inc. ("Philip Morris"), a consumer packaged goods company. He has been employed by Philip Morris since 1967, and has held his current position since 1984. Mr. Lewis is a director of Central Fidelity Banks, Inc. and Kemper National Insurance Companies. Mr. Lewis was elected as a director of the Company November 8, 1994.

    CHARLES MARSHALL Mr. Marshall, 65, served as Vice Chairman of American Telephone and Telegraph Company, a telecommunications company, from 1985 until his retirement in April 1989. Mr. Marshall is a director of GATX Corporation, HARTMARX Corporation, Sonat Inc., Sundstrand Corporation and Zenith Electronics Corporation. Mr. Marshall has been a director of the Company since 1989.

    LAWRENCE PERLMAN Mr. Perlman, 56, is Chairman, President and Chief Executive Officer of the Company. He was appointed Chairman in November 1992, has been President and Chief Executive Officer since January 1990 and served as President and Chief Operating Officer of the Company from December 1988 to January 1990. He is a director of Inter-Regional Financial Group, Inc.; Seagate Technology, Inc.; The Valspar Corporation; Computer Network Technology Corporation and Bio-Vascular, Inc. He is also a member of the National Advisory Board of the Chemical Banking Corporation. Mr. Perlman has been a director of the Company since 1985.

    CAROLE J. UHRICH Ms. Uhrich, 51, is Group Vice President, Manufacturing and Product Development of Polaroid Corporation ("Polaroid"), an imaging company. She has been employed by Polaroid since 1966, and has held her current position since 1992. Prior to that time, she served in a series of manufacturing, corporate quality and market research positions. Ms. Uhrich was elected as a director of the Company November 8, 1994.

    RICHARD W. VIESER Mr. Vieser, 67, retired in 1989 after having served as Chairman, President and Chief Executive Officer of Lear Siegler, Inc. since March 1987, and Chairman and Chief Executive Officer of FL Aerospace Corp. since September 1986 and of FL Industries, Inc. since June 1985. He is a director of Dresser Industries, Inc.; INDRESCO Inc.; Sybron International Corporation and Varian Associates, Inc. Mr. Vieser has been a director of the Company since 1988.

    PAUL S. WALSH Mr. Walsh, 39, is Chief Executive Officer of The Pillsbury Company ("Pillsbury"), a wholly-owned subsidiary of Grand Metropolitan PLC ("Grand Metropolitan"). Prior to assuming this position in January 1992, Mr. Walsh was Joint Chief Operating Officer of Grand Metropolitan's Food Sector from June 1991 to January 1992, Division Chief Executive of Pillsbury from July 1990 to June 1991; and Chief Operating Officer of Pillsbury from April 1989 to July 1990. Prior responsibilities included service as Executive Vice President and Chief Financial Officer of Grand Metropolitan's Food Sector. Mr. Walsh has been a director of the Company since 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board elects an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Board Governance Committee and a Quality and Technology Committee. The following are members of these committees as of March 1, 1995:

  Executive Committee:
   Lawrence Perlman, Chair
   Ronald James
   Richard G. Lareau
  Audit Committee:
   Richard W. Vieser, Chair
   Ruth M. Davis
   Allen W. Dawson
  Compensation and Human Resources
  Committee:
   Charles Marshall, Chair
   Ronald James
   Richard G. Lareau
   Paul S. Walsh
  Nominating and Board
  Governance Committee:
   Richard G. Lareau, Chair
   Charles Marshall
   Paul S. Walsh
  Quality and Technology Committee:
   Ruth M. Davis, Chair
   Allen W. Dawson
   Ronald James
   Lawrence Perlman
   Richard W. Vieser

    The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions by the Executive Committee are reported to and are ratified by the Board. The Executive Committee took action six times in 1994.

    The Audit Committee reviews and recommends to the Board the selection of the Company's independent auditors, consults with the Company's independent auditors and reviews the scope and significant findings of the audits performed by them, reviews the adequacy and sufficiency of the

Company's financial and accounting controls, practices and procedures, the activities and recommendations of its internal auditors, and its reporting policies and practices. The Audit Committee met five times in 1994.

    The Compensation and Human Resources Committee determines compensation policies, practices and structures for key employees of the Company, approves the compensation and benefits of executive officers, evaluates the performance of the chief executive officer, reviews the process of managing executive succession, diversity and development, and assesses the adequacy of the Company's human resource principles and philosophy. This Committee met five times in 1994.

    The Nominating and Board Governance Committee reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of policies pertaining thereto, recommends to the Board compensation for non-management directors, and serves as a nominating committee that considers all nominees, including those recommended by stockholders, for Board membership. This Committee met four times during 1994.

    The Quality and Technology Committee reviews the systems and processes comprising the Company's quality management program, evaluates the Company's technological resources and assets, and assesses the Company's business plans and strategies in light of external technology trends and internal technological support. This Committee met three times in 1994.

    During 1994, each director attended at least 75 percent of the meetings of the Board and his or her committees.

DIRECTORS' COMPENSATION

    Directors who are employees are not paid directors' fees. In 1994, directors who were not employees were paid an annual retainer of $20,000, $900 for attendance at Board meetings, $750 for attendance at committee meetings and $1,000 per day for time spent on other Company business. In addition, the chairs of the Compensation and Human Resources, Audit, Nominating and Board Governance, and Quality and Technology Committees received a supplemental annual retainer of $3,000. For 1995, the annual retainer will be increased to $22,000, and fees for attendance at Board and committee meetings will be increased to $1,000. The other aspects of director compensation will remain the same.

    Under the 1993 Non-Employee Director Stock Plan, each director who is not an employee of the Company receives a one-time grant of 1,000 shares of Common Stock, restricted as to transfer, upon election to the Board for the first time (current directors received this grant in 1993 when the Plan was approved by the Company's stockholders), and an annual grant of an option (first received during
1993) to purchase 1,000 shares of Common Stock upon election or re-election by the stockholders to the Board. A restricted stock award will be forfeited if the applicable director's service on the Board is terminated for any reason other than death or disability within six months from the date it was granted. Shares subject to a restricted stock award may not be sold, transferred, pledged or otherwise disposed of until such time as the director's service on the Board ceases. The exercise price per share of each option granted to a director will be 100 percent of the fair market value of the underlying Common Stock on the date the option is granted. An option will become exercisable in full six months after its date of grant, and will expire 10 years from its date of grant.

    Non-employee directors are also entitled to participate in a deferred compensation plan. Each such director with at least 12 calendar quarters of service as a director of the Company at the time he or she ceases to be a director will receive (or, in the event of the director's death, his or her beneficiary or estate shall receive) quarterly payments for the lesser of 48 calendar quarters or the number of quarters of service as a director. The amount of each quarterly payment will be one-fourth of the amount of the director's annual retainer at the time he or she ceases to be a director. The plan makes such payments subject to conditions involving non-competition, preservation of proprietary information and providing requested consulting services. If, within two years of a change of control of the Company (defined as described under "Executive Compensation -- Change of Control Provisions"), a director resigns following a material adverse change in the conditions under which he or she performs services as a director, or the director is removed from the Board for any reason other than conduct constituting a felony or the willful failure to fulfill duties as a director, the director will acquire a fully vested interest in any benefit accrued under this plan, even though the director may not have completed 12 calendar quarters of service as a director. During 1994, the Company established and funded (a 1994 contibution of $0.6 million) a Directors' Benefit Protection Trust out of which benefits under the directors' deferred compensation plan to persons who cease to be directors of the Company after December 1, 1994 are to be paid. Assets in this trust remain subject to the claims of the Company's general creditors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Lareau, who served on the Company's Compensation and Human Resources Committee during 1994, is a partner in the law firm of Oppenheimer Wolff & Donnelly, which has provided and continues to provide legal representation to the Company on various matters.

                      APPROVAL OF THE AMENDED AND RESTATED
                         1993 LONG-TERM INCENTIVE PLAN
                                    (ITEM 2)

INTRODUCTION

    The Ceridian Corporation 1993 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors and approved by the stockholders in 1993. Under the Plan, stock options, restricted stock awards, stock appreciation rights and performance units may be granted to such employees and in such amounts as determined by the Board's Compensation and Human Resources Committee (the "Compensation Committee").

    At its meeting on February 3, 1995, the Board of Directors approved (subject to stockholder approval) certain amendments to the Plan and authorized the submission of an amended and restated Plan to the Company's stockholders for their approval. The substantive changes in the amended and restated Plan from the Plan approved in 1993 are:

        (1) An increase in the number of shares of Common Stock authorized for issuance under the Plan by 3,000,000 shares, to 6,000,000 shares in total.

        (2) An extension of the period during which awards may be made under the Plan from February 3, 1996 to February 3, 1999.

        (3) Provisions designed to ensure that future restricted stock awards made to persons other than newly hired employees will qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). These provisions and others in the Plan are intended to ensure the federal tax deductibility under Section 162(m) of future compensation paid to the Company's executive officers in the form of stock options and restricted stock awards.

    As of February 28, 1995,       shares of Common Stock remained available for
awards under the Plan. Of the shares of Common Stock subject to Plan awards made through that date, % involved stock option awards with a fair market value exercise price, % involved awards of restricted stock with performance conditions attached (see page 19 for a description of these awards), and % involved restricted stock awards without performance conditions attached, all of which were made to newly hired employees. No awards of stock appreciation rights or performance units have been made under the Plan, nor are there any current plans to make awards of those types.

    The Board believes that stock option and performance restricted stock awards have been and will continue to be an important element of a compensation program that is successful in attracting and retaining key employees and aligning their financial interests with the interests of the stockholders.

As a result, the Board believes that it is necessary to increase the number of shares available for issuance under the Plan and to extend the term of the Plan to continue to achieve these goals. At the same time, the Board believes that it is desirable, in light of Section 162(m), to structure the Plan so that stock option and restricted stock awards generally will qualify as performance-based compensation for purposes of Section 162(m), and thereby be deductible by the Company without regard to the deduction limit otherwise imposed by Section 162(m). THE BOARD THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE PLAN. Approval of this proposal requires the affirmative vote of a majority of the shares represented and entitled to vote on this matter.

    After  giving effect to  the amendment of  the Plan, approximately
shares  of  Common  Stock  would  be  available  for  awards  under  the   Plan,
representing     % of  the number of  shares of  Common Stock  outstanding as of
February 28, 1995, and % of the number of shares outstanding on a fully diluted basis (which assumes the conversion of the Company's 5 1/2% Cumulative Convertible Exchangeable Preferred Stock ("5 1/2% Preferred Stock") into 10,384,000 additional shares of Common Stock at $22.72 per share). Shares that would be available for award under the amended Plan and shares subject to all currently outstanding employee and director stock options (under the Plan and various predecessor and ancillary plans) represent % of the number of shares of Common Stock outstanding as of February 28, 1995, and % of the number of shares outstanding on a fully diluted basis.

    The Plan, as recommended to be amended, is attached as Exhibit A to this proxy statement. The following summary of its provisions is qualified in its entirety by reference to that Exhibit.

TYPES OF INCENTIVE AWARDS

    Up to 6,000,000 shares of the Company's Common Stock may be the subject of stock option, restricted stock, stock appreciation right and performance unit awards under the Plan, an increase of 3,000,000 shares from the Plan as originally adopted. Although the Plan does not specify what portion of the shares may be subject to each particular type of award, it is currently anticipated that most future awards will be stock options and that performance restricted stock awards will be utilized to a lesser degree. The Plan also provides that the maximum number of shares of Common Stock that may be the subject of all awards made under the Plan to any one participant in any one taxable year of the Company shall not exceed 250,000 shares.

    STOCK OPTIONS. Options granted to acquire shares of Common Stock may either be incentive stock options ("ISOs"), meaning that they will qualify for specialized tax treatment available under Section 422 of the Internal Revenue Code, or nonqualified stock options. The terms of each option grant shall be as approved by the Compensation Committee, subject to certain conditions. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the date the option is granted. The closing price of the Common Stock on the New York Stock Exchange composite tape on March
  ,  1995 was $        per share. Payment of  the exercise price must be in cash
unless the Compensation Committee permits payment in shares of previously owned Common Stock. An option will generally not be exercisable within six months of its date of grant, and will expire at the time fixed in the applicable award agreement, which shall not be more than ten years after the grant date. Unless the Compensation Committee determines otherwise, an option will become exercisable as to one-third of the shares subject to the option on each January 1 that occurs at least six months after the date of grant.

    RESTRICTED STOCK. The Plan allows awards of shares of Common Stock, which may not be sold, transferred, pledged or otherwise disposed of until restrictions on such actions lapse. The Compensation Committee may specify in connection with any restricted stock award when and to what extent such restrictions on transferability will lapse, at which time the participant becomes vested in all or some portion of the award. Restrictions generally may not lapse within six months of the date of grant. The Plan as amended provides that all restricted stock awards, other than those that may be made to newly hired employees, must be performance-based. Such restricted stock awards may not be granted unless the Compensation Committee has specified the performance goal applicable to the particular performance period relating to such shares, and may not vest, in whole or part, unless the Compensation Committee has certified that such goal for such performance period has been attained. The Plan requires that each performance goal specified by the Compensation Committee must be a relative or absolute measure of one or more of the following over a specified performance period: total return to the Company's stockholders; fully diluted earnings per share for the Company; or earnings before interest and taxes, return on equity or invested capital, or revenue growth for the Company or a specified subsidiary or division of the Company. The Compensation Committee has the authority to determine the specific targets applicable to those performance goals as well as the performance period for each performance restricted stock award. While restrictions on transferability remain in effect, a participant has the right to vote the stock and, unless the Compensation Committee provides otherwise, to receive any dividends or distributions with respect thereto. If employment terminates while restrictions on transferability remain in effect, shares still subject to the restrictions are forfeited.

    STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") entitles the recipient to receive a payment from the Company, in the form of cash, Common Stock or both, equal to the difference between the market value of the number of shares of Common Stock covered by the SAR as of the exercise date and the exercise price of the SAR. The terms of an SAR award shall be as determined by the Compensation Committee, subject to certain Plan requirements. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the date the SAR is granted. An SAR will generally not be exercisable within six months of its date of grant, and will expire at the time fixed in the applicable award agreement, which shall not be more than ten years after the grant date. Unless the Compensation Committee determines otherwise, an SAR will become exercisable as to one-third of the shares subject to the SAR on each January 1 that occurs at least six months after the date of grant.

    PERFORMANCE UNITS. Performance units may be awarded on such terms and conditions as the Compensation Committee may specify. Such conditions may include payment or vesting restrictions which involve continued employment with the Company and satisfaction by the Company or a specified business unit or subsidiary of predetermined performance goals approved by the Compensation Committee at the time the performance units are awarded. Upon satisfaction of applicable terms and conditions, performance units would be payable in cash, shares of Common Stock or some combination thereof in the Committee's discretion.

    OPTIONS OR STOCK IN LIEU OF BONUS. The Plan also provides that the Compensation Committee may, in its discretion, allow a participant to elect to receive some or all of the participant's annual bonus under the Company's annual Executive Incentive Plan in the form of nonqualified stock options or shares of Common Stock rather than in cash. Any such election must be made before the end of the calendar year preceding the calendar year for which the bonus is payable. If such an election is permitted, the Compensation Committee would establish the terms and conditions applicable to the election, including specifying the means by which the number of options or shares of stock would be determined. Any option granted pursuant to such an election would have an exercise price equal to the current market price of the Common Stock as of the first business day of the calendar year for which the bonus is payable.

    Information regarding future awards to be made under the amended Plan if the stockholders approve the amendments is not presently determinable.

PROVISIONS APPLICABLE TO ALL PLAN AWARDS

    PARTICIPANTS. Participants in the Plan are those officers and employees of the Company (including its subsidiaries and any other entity approved by the Compensation Committee in which the Company has a significant equity interest) whose performance has had or can have a significant effect on the success of the Company. Non-employee directors of the Company are not eligible to participate
in the  Plan.  Approximately         executive and  managerial  level  employees
(including the 10 current executive officers) satisfy the criteria required to participate in the Plan.

    ADMINISTRATION OF THE PLAN. The Plan is administered by the Compensation Committee, which will have the authority (i) to interpret the Plan, (ii) to establish rules for the Plan's administration, (iii) to determine all terms and conditions of incentive awards to be made under the Plan, subject to the limitations expressed therein, (iv) to amend or modify the terms of outstanding awards, including accelerating the exercisability or vesting of an award, extending the term of an award, or authorizing the grant of a new award in substitution for a surrendered award, (v) to modify financial goals relating to the grant, vesting or payment of awards and to exclude the effect of unusual items from the determination as to whether specified goals have been met, and
(vi) to delegate to directors or officers of the Company such authority of the Compensation Committee with respect to the Plan as such Committee may determine in accordance with applicable law, except that no such authority may be delegated with respect to participants who are executive officers.

    AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan in such respects as is deemed advisable. No such amendment will be effective without the approval of the Company's stockholders if stockholder approval of the amendment is required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934,
Section 422 of the Internal Revenue Code or the rules of the New York Stock Exchange.

    SHARE ADJUSTMENTS. If there is any material change in the corporate structure or shares of Common Stock, such as in connection with a merger, recapitalization, stock split, stock dividend, or other extraordinary dividend (including a spinoff), the Compensation Committee (or the board of the surviving corporation) shall make appropriate adjustments in the aggregate number and kind of securities subject to award under the Plan and in the number of shares and purchase price per share, if any, under any awards outstanding under the Plan. If all or any portion of an award terminates, expires or is cancelled unexercised or unvested, or if all or any portion of an award is settled or paid in cash or any form other than Common Stock, then the shares subject to such an award will automatically become available for reissuance under the Plan.

    EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment is terminated by reason of death or disability, each stock option award immediately becomes fully exercisable but any restricted stock award (or portion thereof) that has not yet vested will be forfeited. If a participant retires, a stock option will continue for its full term and become exercisable as originally scheduled, but any restricted stock award (or portion thereof) that has not yet vested will be forfeited. Treatment of performance units and SARs upon termination of employment due to death, disability or retirement will be as provided in the applicable award agreement. If a participant's employment terminates for any other reason, options that are then exercisable will continue to be exercisable for 90 days after termination (unless termination is for cause), but shares of restricted stock not yet vested are forfeited. Treatment of performance units and stock appreciation rights will be as provided in the applicable award agreement.

    NON-TRANSFERABILITY  OF  AWARD.   No  award granted  under  the Plan  may be
transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

    TERM OF THE PLAN. The Plan was effective as of February 3, 1993. The Plan as amended will terminate on February 3, 1999, three years after its original termination date.

    CHANGE OF CONTROL PROVISIONS. If the employment of a participant in the Plan is terminated within two years of a change of control of the Company by the Company for reasons other than substantial nonperformance of duties or felonious conduct, or by the participant for "good reason," all stock options that have been outstanding at least six months will immediately become fully exercisable for the remainder of their terms, and all restricted stock awards that have been outstanding at least six months will immediately become fully vested.
Performance units and SARs will vest or continue to vest as provided in the applicable award agreements. The Plan defines a change of control of the Company and "good reason" for termination of employment in the same manner as summarized
under the caption  "Change of Control  Provisions" on pages       of this  proxy
statement.

TAX INFORMATION REGARDING STOCK OPTION AWARDS

    An optionee will not incur any federal income tax liability as a result of the grant of an incentive stock option ("ISO") or a nonqualified stock option. The same is true when any option becomes exercisable. Upon the exercise of a nonqualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

    Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. In addition, for purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the ISO is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence (a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as the result of the grant or exercise of an ISO.
However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount in the taxable year of the Company in which the disqualifying event occurs.

    The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's Compensation and Human Resources Committee (the "Committee"), comprised solely of non-employee directors, is responsible for establishing and administering the compensation program for the senior executive officers of the Company. The Company's executive compensation program is intended to (i) provide competitive levels of overall compensation to attract and retain well qualified executives, (ii) motivate executives to achieve the short- and long- term strategic goals of the Company and (iii) have a direct relationship to the enhancement of stockholder value. The three components in the Company's executive compensation program are base salary, annual incentive bonus and long-term incentive compensation. The program is generally designed so that the target mix of total compensation is 40% to 60% base salary, with the balance consisting of performance-based variable components (annual incentive bonus and long-term incentive compensation). Because the long-term incentive component of the Company's executive compensation program was supplemented in 1994 by performance restricted stock awards (described below), in future years the total mix of compensation could be more heavily weighted toward performance-based variable components. In addition, greater weight is given to performance-based compensation at higher levels of responsibility within the Company.

    Information regarding competitive compensation levels and practices for positions comparable to executive officer positions within the Company is obtained by the Committee from nationwide compensation survey information collected and evaluated by independent consulting firms, and advice from an independent, nationally recognized compensation consulting firm. As a result, comparative compensation information is drawn from a broader range of companies than those included in the industry indices contained in the performance graph on page 15, and not all of the companies included in the performance graph indices are included in the surveys utilized. Based on this information, the Committee generally targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive award levels for each executive officer position to fall in a range between the 50th and 75th percentiles of the relevant compensation marketplace, although the upper end of this range may be exceeded if the Committee believes individual circumstances warrant. With the 1994 grant of performance restricted stock awards, total compensation for executives participating in that program would be expected to exceed the upper end of this range if total returns to the Company's stockholders over the specified performance periods relative to other companies in the S&P 500 are significantly above average.

    SALARY. The annual determination of an individual officer's salary with respect to the prescribed target range is based on a subjective assessment by the Committee of the responsibilities of the position and the performance, experience and current salary of the executive filling the position. The 1994 base salary for executive officers was generally within the targeted range.

    ANNUAL INCENTIVE BONUS. The annual incentive program provides yearly cash bonuses to executive officers, although the Committee may, in its discretion, permit individuals to elect to receive part or all of their annual bonus in the form of stock options rather than cash. Four executive officers elected to receive varying portions of their 1994 annual incentive in stock options. For purposes of this election, an option to acquire one share was valued at one-third of the option exercise price. The annual determination of an individual officer's target bonus, expressed as a percentage of base salary, is based on a subjective assessment by the Committee of the responsibilities of the position, competitive practice and the Committee's philosophy regarding performance-based compensation.

    For 1994, target bonus percentages for executive officers other than Mr. Perlman ranged from 35% to 55% of base salary, with the maximum possible bonus generally one and one-half times the target amount. Of the total potential bonus, 80% consisted of a financial component. For staff officers, the financial component consisted of a requirement that the Company achieve a specified level of earnings per share ("EPS") during 1994. For officers assigned to operating units, one-fourth of the financial component consisted of the same Company EPS requirement and the balance consisted of a requirement that the operating unit achieve a specified level of pre-tax earnings, except that in the case of Ceridian Employer Services ("CES"), any payment of the operating unit financial component at a level above target was based on a requirement that CES satisfy criteria relating to reinvestment in its business. The 20% non-financial component was based on the Committee's subjective assessment of the executive officer's individual performance in the areas of quality improvement and fostering workforce diversity. With respect to the financial component, bonus payments at, above or below the target percentages could be made depending on whether the financial performance of the Company (and, if applicable, the business unit to which the executive is assigned) met, exceeded or fell short of the applicable targeted financial goal. The targeted financial component of the bonus would be payable if budgeted earnings were achieved, but no bonus would be payable if an earnings threshold amount were not achieved. For 1994, both the financial and non-financial components of the annual incentive program were paid at or slightly above the superior level for executive officers, resulting in bonus payments for executive officers other than Mr. Perlman ranging between 52.5% and 87% of base salary. The Committee retains discretion to adjust upward the annual incentive if, in its judgment, such an action is warranted under the circumstances.

    LONG-TERM INCENTIVES. Long-term incentives are intended to emphasize the link between executive compensation and improved total returns to the Company's stockholders. Although the Company's 1993 Long-Term Incentive Plan provides for the grant of stock options, restricted stock, stock appreciation rights and performance units, stock options with a fair market value exercise price have been the primary long-term incentive utilized for executives in recent years. An annual award of stock options is typically made to each executive officer, although additional awards may be made at the Committee's discretion in circumstances such as promotions. During 1994, the Committee determined that it would be beneficial to the Company and its stockholders if the annual awards of stock options were supplemented by an additional long-term incentive which would reward senior executives if and only if the relative total return to Ceridian's stockholders over a two to four year performance period exceeded the total returns to stockholders of most other companies in the S&P 500. The Committee determined that the most desirable means of accomplishing this result was to award to approximately 50 executives, including the executive officers, shares of restricted stock, all of which would vest only if the Company's total return to stockholders over periods ranging from two to four years is at least in the 90th percentile of all companies in the S&P 500. Fifty percent of the shares would vest if the Company's total return to stockholders is at least in the 75th percentile, twenty-five percent would vest if the Company's total return is at least in the 60th percentile, and none would vest if total return is less than the 60th percentile. Shares which do not vest by the end of the fourth year are forfeited. The Committee believes that this program provides a very direct link between executive compensation and superior total returns to stockholders, sets challenging performance hurdles, increases the ownership stake of senior management in the Company, and appropriately supplements other elements of the executive compensation program.

    The annual determination of an individual officer's option award within the range prescribed for his or her position is based on a subjective assessment by the Committee of the responsibilities of the position and the performance and experience of, and past option awards made to, the individual. For 1994, option awards were generally in the upper half of the targeted range. The determination of an officer's performance restricted stock award was primarily a function of the total compensation range targeted for his or her position and the expected value of the other elements of his or her compensation package, with 60th percentile total return performance generally expected to result in total compensation at or near the upper end of the targeted compensation range for the position, and 75th and 90th percentile total return performance generally expected to result in total compensation in excess of the upper end of the targeted range.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Perlman's base salary during 1994 was $600,000, unchanged since 1990, and will be $650,000 in 1995. The Committee believes Mr. Perlman has performed exceptionally well, and that an increase in his base salary at this time is warranted. Mr. Perlman's 1994 annual incentive was determined based solely on the Company's EPS, and amounted to 97.5% of base salary as compared to a target of 65%, reflecting superior earnings performance for the Company during 1994.

    During 1994, Mr. Perlman was granted a stock option for 80,000 shares and 75,000 shares of performance restricted stock as the long-term incentive portion of his compensation package. In approving this award, the Committee principally considered (i) Mr. Perlman's role in the Company's improved 1994 operating performance; (ii) his work over several years to position the Company for strategic growth in revenue and earnings; (iii) the increase in the Company's shareholder value during the year; (iv) the competitive range for Mr. Perlman's position; and (v) the desire to increasingly orient his compensation toward performance-based components.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. During 1993, the Internal Revenue Code (the "Code") was amended to impose on public companies, such as Ceridian, an annual limit of $1 million on deductions for compensation payments made to each of the chief executive officer and the four most highly paid executive officers employed at fiscal year end. Compensation that is considered "performance-based" according to the Code is not counted toward the $1 million annual limit.

    The Committee supports the philosopy that a significant portion of the total compensation provided to an executive, particularly the chief executive officer and others occupying positions of significant responsibility within the Company, should be performance-based. Consistent with that philosophy, a large component of the compensation provided to the five highest compensated officers is in the form of stock options with a fair market value exercise price, which the Code classifies as "performance-based." Similarly, the proposed amendments to the 1993 Long-Term Incentive Plan discussed on pages 7 through 11 of this proxy statement include a requirement that any future awards of restricted stock under that Plan to existing employees must qualify as "performance-based" for Code purposes.

    Although the Committee has considered amending other elements of the compensation program so that they too can be considered "performance-based" for purposes of the Code, the Committee believes that it is more important for it to retain the flexibility to tailor the compensation program in the manner it believes most beneficial to the Company and its stockholders, than it is to qualify every aspect of the Company's executive compensation program as "performance-based" for purposes of the Code. In addition, any non-deductible amount of future compensation is not expected to be material to the Company, nor would such non-deductibility financially disadvantage the Company in any manner given the Company's tax position.

February 28, 1995  Compensation and Human Resources Committee

                                          Charles Marshall, Chairman
                                          Ronald James
                                          Richard G. Lareau
                                          Paul S. Walsh

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total return during the period 1990-1994 for the Company's Common Stock, the S&P 500 Index, the S&P Computer Software and Services Index and the S&P Electronics-Defense Index. This graph assumes the investment of $100 in the Company's Common Stock, the S&P 500 Index and each of the industry indices on December 31, 1989, and the reinvestment of all dividends as and when distributed. Included in the dividends reinvested is the 1992 dividend distribution by the Company to its stockholders of all of the common stock of the Company's former computer systems subsidiary, Control Data Systems, Inc. For purposes of this graph, it is assumed that the shares of Control Data Systems stock were received on the September 1, 1992 ex-dividend date, sold at the closing market price on that date, and the proceeds reinvested in shares of Ceridian Common Stock at the closing market price on that date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         (CERIDIAN CORPORATION, THE S&P 500 INDEX AND INDUSTRY INDICES)

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation for the past three years of the Company's five most highly compensated officers as of December 31, 1994, including the chief executive officer (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                               AWARDS
                                                      ANNUAL COMPENSATION           ----------------------------
                                             -------------------------------------                  SECURITIES
                                                                     OTHER ANNUAL    RESTRICTED     UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL                     SALARY       BONUS     COMPENSATION   STOCK AWARDS   OPTIONS/SARS    COMPENSATION
            POSITION                YEAR        ($)         ($)           ($)          ($)(1)           (#)           ($)(2)
- --------------------------------  ---------  ---------  -----------  -------------  -------------  -------------  ---------------
Lawrence Perlman                       1994  $ 600,000  $ 585,164         --             --            80,000        $   3,375
 Chairman, President                   1993    600,000    390,109(3)      --             --           139,998(3)         4,497
 and Chief Executive Officer           1992    600,000    445,714         --             --           170,000            2,706

Ronald L. Turner                       1994    300,000    260,000                                      25,000            3,375
 Vice President and                    1993    273,625    285,125(5)      --             --            80,000           --
 President, Computing                  1992     --          --            --             --             --              --
 Devices International (4)

Patrick C. Sommers                     1994    260,052    122,023(7)      --             --            34,176(7)         3,375
 Vice President and                    1993    250,000    162,000       254,407(6)       --            30,000              288
 President, Ceridian                   1992     19,231     14,063         --             --            50,000           --
 Employer Services (4)

Stephen B. Morris                      1994    260,040    175,635         --             --            25,000            2,928
 Vice President and                    1993    250,008    165,375         --             --            30,000           --
 President, The Arbitron               1992     20,834      9,375         --             --            50,000           --
 Company (4)

John R. Eickhoff                       1994    225,000    158,500(7)      --             --            30,822(7)         3,375
 Vice President and                    1993    187,594    135,113         --             --            40,000            2,698
 Chief Financial Officer               1992    160,000     82,286         --             --            66,540(8)         2,706

- ------------------------
(1) The amount reported in this column represents the market value of the shares of Common Stock awarded on the date of grant, determined by utilizing the closing price of the Common Stock on the NYSE on the grant date. Holders of restricted stock are entitled to receive any dividends payable on the Common Stock, but such dividends are subject to forfeiture if the underlying shares of stock are forfeited. Performance restricted stock grants made during 1994 are not included in this column, but are reported on page 19 in the table captioned "Long-Term Incentive Plans -- Awards in Last Fiscal Year." At the end of 1994, the number and value (based on the closing price of the Company's Common Stock on the NYSE on December 31, 1994) of aggregate restricted stock holdings of the Named Executives was as follows:

NAME                                                    NO. OF SHARES    VALUE ($)
- ------------------------------------------------------  -------------  -------------
Mr. Perlman...........................................       75,000    $   2,016,000
Mr. Turner............................................       53,750        1,444,500
Mr. Sommers...........................................       50,000        1,344,000
Mr. Morris............................................       50,000        1,344,000
Mr. Eickhoff..........................................       50,000        1,344,000

    Except for 3,750 shares held by Mr. Turner, all restricted stock holdings shown in the preceding table reflect shares not yet vested resulting from performance restricted stock awards made in 1994, the vesting of which are subject to the satisfaction of performance conditions over two, three and four year performance periods ending April 30, 1996, 1997 and 1998. All shares resulting from performance restricted stock awards will vest only if the Company's total return to stockholders over the performance periods is at least at the 90th percentile of companies in the S&P 500; none of such shares will vest if the Company's total return to stockholders over the performance periods is less than the 60th percentile of S&P 500 companies.

(2)   The  amounts  disclosed  for   each  individual  represent  the  Company's
    contributions to the accounts of the named individuals in the Company's Personal Investment Plan, a 401(k) defined contribution plan.

(3) Mr. Perlman's cash bonus was reduced as a result of his election to receive a portion of his 1993 bonus in the form of a stock option covering 39,998 shares rather than in cash.

(4) Mr. Turner joined the Company as an executive officer in January 1993, Mr. Sommers in November 1992 and Mr. Morris in December 1992.

(5) The amount disclosed includes $50,000 paid at the time Mr. Turner joined the Company, as well as his 1993 annual bonus.

(6) The amount disclosed in this column for Mr. Turner includes $44,371 in relocation expenses and $35,910 in tax reimbursement payments related thereto. The amount disclosed for Mr. Sommers includes $131,263 in relocation expenses and $106,231 in tax reimbursement payments related to the relocation expenses.

(7) The cash bonuses of Mr. Eickhoff and Mr. Sommers were reduced as a result of their elections to receive a portion of their 1994 bonuses in the form of stock options covering 5,822 shares and 9,176 shares, respectively, rather than in cash.

(8) Amount shown reflects antidilution adjustments resulting from the spinoff of Control Data Systems, Inc.

STOCK OPTION GRANTS

    The following table summarizes information regarding stock options granted during 1994 to the Named Executives.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS(1)                         POTENTIAL REALIZABLE VALUE
                                  ---------------------------------------------------------------               AT
                                    NUMBER OF          % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                                   SECURITIES         OPTIONS/SARS                                   STOCK PRICE APPRECIATION
                                   UNDERLYING          GRANTED TO         EXERCISE OR                   FOR OPTION TERM(3)
                                  OPTIONS/SARS     EMPLOYEES IN FISCAL    BASE PRICE   EXPIRATION  ----------------------------
              NAME                 GRANTED (#)            YEAR             ($/SH)(2)      DATE        5% ($)         10% ($)
- --------------------------------  -------------  -----------------------  -----------  ----------  -------------  -------------
Lawrence Perlman                      80,000(4)              5.7%          $   25.00     11/29/04  $   1,260,000  $   3,180,000
Ronald L. Turner                      25,000(4)              1.8%              25.00     11/29/04        393,750        993,750
Patrick C. Sommers                     9,176(5)              0.6%              19.13     01/03/04        110,588        279,104
                                      25,000(4)              1.8%              25.00     11/29/04        393,750        993,750
Stephen B. Morris                     25,000(4)              1.8%              25.00     11/29/04        393,750        993,750
John R. Eickhoff                       5,822(6)              0.4%              19.13     01/03/04         70,166        177,086
                                      25,000(4)              1.8%              25.00     11/29/04        393,750        993,750

- ------------------------
(1) All options were granted under the 1993 Long-Term Incentive Plan. Under that Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options, including exercisability dates. Exercisability will generally be accelerated if a recipient's employment is terminated within two years of a change of control of the Company, as defined in "Change of Control Provisions" below.

(2) The per share exercise price of each option granted in 1994 is equal to the market value (closing price on the NYSE) of a share of Common Stock on the date of grant.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionees' continued employment through the vesting period. The amounts represented in this table may not necessarily be achieved.

(4) This option becomes exercisable in cumulative one-third installments on January 1 of 1996, 1997 and 1998.

(5) Option awarded in consideration of Mr. Sommers' election to receive 32% of his 1994 annual bonus in the form of a stock option rather than cash. Original option grant on January 3, 1994 of 9,176 shares, corresponding to maximum potential bonus payment, was confirmed in February 1995 upon determination of actual bonus payout. Option became fully exercisable on February 3, 1995 in connection with such determination.

(6) Option awarded in consideration of Mr. Eickhoff's election to receive 19% of his 1994 annual bonus in the form of a stock option rather than cash. Original option grant on January 3, 1994 of 5,822 shares, corresponding to maximum potential bonus payment, was confirmed in February 1995 upon determination of actual bonus payout. Option became fully exercisable on February 3, 1995 in connection with such determination.

OPTION EXERCISES AND OPTION VALUES

    The following table summarizes information regarding the exercise of stock options during 1994 by the Named Executives, as well as the December 31, 1994 value of unexercised stock options held by the Named Executives.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                               OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                                                                             FISCAL YEAR END (#)       AT FISCAL YEAR END ($)(1)
                                      SHARES ACQUIRED         VALUE       --------------------------  ----------------------------
               NAME                   ON EXERCISE (#)     REALIZED ($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------  -------------------  ---------------  -----------  -------------  -------------  -------------
Lawrence Perlman..................          --                 --            450,562        384,474   $   7,992,753  $   4,064,619
Ronald L. Turner..................          --                 --             16,667         88,333         204,171        687,829
Patrick C. Sommers................          --                 --             16,667         97,509         183,337        717,277
Stephen B. Morris.................          --                 --             16,667         88,333         202,171        683,829
John R. Eickhoff..................          --                 --             70,442        100,486       1,201,234        947,250

- ------------------------
(1) Represents the difference between the market value of the Company's Common Stock on December 31, 1994 and the exercise price of the options.

PERFORMANCE RESTRICTED STOCK AWARDS

    The following table summarizes information regarding performance restricted stock awards granted during 1994 to the Named Executives.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                                                           NON-STOCK PRICE-BASED PLANS
                                NUMBER OF SHARES, UNITS      PERFORMANCE OR OTHER     -------------------------------------
                                  OR OTHER RIGHTS (#                PERIOD             THRESHOLD     TARGET       MAXIMUM
            NAME                        SHARES)           UNTIL MATURATION OR PAYOUT  (# SHARES)   (# SHARES)   (# SHARES)
- -----------------------------  -------------------------  --------------------------  -----------  -----------  -----------
Lawrence Perlman.............             75,000                5/1/94 to 4/30/98         18,750       37,500       75,000
Ronald L. Turner.............             50,000                5/1/94 to 4/30/98         12,500       25,000       50,000
Patrick C. Sommers...........             50,000                5/1/94 to 4/30/98         12,500       25,000       50,000
Stephen B. Morris............             50,000                5/1/94 to 4/30/98         12,500       25,000       50,000
John R. Eickhoff.............             50,000                5/1/94 to 4/30/98         12,500       25,000       50,000

    Long-term incentive plan awards summarized in the table above consisted of awards of shares of restricted stock, the vesting of which is subject to certain performance conditions, under the Company's 1993 Long-Term Incentive Plan. Up to one-third of the shares awarded will vest on each of April 30, 1996 and 1997 if the executive is still employed by the Company on those dates and the total return to the Company's stockholders during the twenty-four and thirty-six month periods ended on those respective dates meets certain prescribed levels as compared to other companies in the S&P 500. The remaining one-third of the shares awarded plus any shares that did not vest at the end of the first two performance periods will become available to vest as of April 30, 1998 at the end of the third performance period. Of the shares eligible to vest on any given date, generally 25% of the shares would vest if the Company's total return to stockholders (stock price appreciation plus assumed reinvestment of any dividends or other distributions) over the applicable performance period is at least at the 60th percentile of companies in the S&P 500, 50% would vest if such total return is at least at the 75th percentile, and 100% would vest if such total return is at least at the 90th percentile. If the Company's total return to stockholders is not at least at the 60th percentile, no shares would vest on that date. Shares which have not vested as of the end of the third performance period will be forfeited.

PENSION PLAN

    The Company maintains two voluntary, tax qualified, defined benefit retirement plans for U.S. employees, one for employees of its Computing Devices International business and the second for other U.S. employees (the "Retirement Plans"), which are identical in all substantive respects and are funded by employee salary reduction contributions and Company contributions. The Retirement Plans were closed to new participants on and after January 2, 1995. The amount of the annual benefit under the Retirement Plans is based upon an employee's average annual compensation during the employee's highest consecutive five-year earnings period with the Company while participating in the Retirement Plans. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans such as the Retirement Plans, the Company has established a Benefit Equalization Plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the Retirement Plans had these limits not been in effect. During 1994, the Company established and funded (a 1994 contribution of $1.7 million) a Benefits Protection Trust out of which benefits under the Benefit Equalization Plan for persons who terminate employment with the Company after December 1, 1994 are to be paid. Assets in this trust remain subject to the claims of the Company's general creditors.

    The following table shows estimated annual benefits payable under the Retirement Plans and the Benefit Equalization Plan to an employee who retires in 1995 at age 65:

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION       15           20           25           30           35
- -------------  -----------  -----------  -----------  -----------  -----------
 $   200,000   $    46,056  $    61,408  $    76,760  $    92,112  $   104,112
     300,000        70,056       93,408      116,760      140,112      158,112
     400,000        94,056      125,408      156,760      188,112      212,112
     500,000       118,056      157,408      196,760      236,112      266,112
     600,000       142,056      189,408      236,760      284,112      320,112
     700,000       166,056      221,408      276,760      332,112      374,112
     800,000       190,056      253,408      316,760      380,112      428,112
     900,000       214,056      285,408      356,760      428,112      482,112
   1,000,000       238,056      317,408      396,760      476,112      536,112
   1,100,000       262,056      349,408      436,760      524,112      590,112
   1,200,000       286,056      381,408      476,760      572,112      644,112

    Annual compensation for purposes of the Retirement Plans and the Benefit Equalization Plan consists of salary and any annual bonus paid during the year (whether payable in cash or stock options), less the amount contributed by the employee to the applicable Retirement Plan that year. Compensation for 1994 covered by these Plans for the Named Executives is as follows: Mr. Perlman, $1,146,933; Mr. Turner, $524,125; Mr. Sommers, $406,382; and Mr. Eickhoff,
$346,921. Mr. Morris elected to participate in a Retirement Plan beginning January 1, 1995. For purposes of the Retirement Plans and the Benefit Equalization Plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

    As of March 1, 1995, years of credited service for the Named Executives were as follows: Mr. Perlman, 14.76 years; Mr. Turner, 2.18 years; Mr. Sommers, 2.31 years; Mr. Morris, 0.17 years and Mr. Eickhoff, 31.42 years.

    Benefit amounts in the Pension Plan Table are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

EXECUTIVE EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of the Named Executives. The term of each of these agreements is the later of June 30, 1997 (December 31, 1998 in the case of Mr. Perlman) or two years after a "change of control" (as defined in "Change of Control Provisions" below) occurring before the normal contract termination date. These agreements generally specify that the executives are required to devote full time to the Company and will be compensated in accordance with the compensation policies of the Company, and contain provisions regarding protection of confidential information, rights in any intellectual property created by the executive, and restrictions on competition. If the Company terminates an agreement without cause, the executive is entitled to receive a lump sum payment equal to two years' base salary (three years in Mr. Perlman's case). In addition, the agreements for Mr. Perlman and Mr. Eickhoff provide that in the event of such a termination, each would receive a supplemental retirement benefit calculated by including the lump sum payment previously noted in the determination of final average pay for purposes of computing retirement benefits. Mr. Perlman's agreement additionally provides that the calculation of such supplemental retirement benefit will include three additional years of service credit. Also in the event of termination without cause, Mr. Perlman's agreement provides that his rights and benefits under any restricted stock or option plans will fully vest, and any restrictions on shares of stock received under such plans will immediately lapse. Each agreement also contains certain change of control provisions described below under "Change of Control Provisions."

CHANGE OF CONTROL PROVISIONS

    The payment of benefits or vesting of awards under the Company's 1993 Long-Term Incentive Plan ("1993 LTIP"), 1990 Long-Term Incentive Plan ("1990 LTIP"), and the executive employment agreements described above accelerates upon a "change of control termination." For these purposes, a "change of control" is defined as (1) a merger or consolidation involving the Company if less than 50 percent of the Company's voting stock after the business combination is held by persons who were stockholders before the business combination; (2) a sale of the assets of the Company substantially as an entirety; (3) ownership by a person or group of at least 25 percent of the Company's voting securities; (4) approval by the stockholders of a plan for the liquidation of the Company; and (5) certain changes in the composition of the Company's Board of Directors. The term "change of control termination" refers to either of the following if it occurs within two years of a "change of control" of the Company: (i) termination of an executive's employment by the Company for reasons other than substantial nonperformance of duties or conduct constituting a felony involving moral turpitude; or (ii) the executive terminates employment with the Company for "good reason." "Good reason" is generally defined as an adverse change in an executive's responsibilities, authority, compensation or working conditions, or a material breach of an employment agreement by the Company.

    If a change of control termination occurs, all shares of restricted stock held by an executive pursuant to the 1993 or 1990 LTIP will immediately vest, and all options granted under the 1993 or 1990 LTIP will become exercisable immediately. The executive employment agreements described above also provide that following a change of control termination, an executive is entitled to receive a lump sum payment that is one dollar less than three times the executive's "annualized includable compensation," which is the average annual compensation received by the executive from the Company and includable in the executive's gross income during the five most recent taxable years ending before the change of control. The agreements for Mr. Perlman and Mr. Eickhoff provide that the amount of this lump sum payment is to be included in the determination of final average pay for purposes of computing supplemental retirement benefits. This lump sum payment would be in lieu of any other severance payment specified in an executive employment agreement. The executive employment agreements and stock-based incentive plans also provide that all change of control compensation pertaining to an executive must be less than the amount which would be considered a "parachute payment" under the Internal Revenue Code.

                          SHARE OWNERSHIP INFORMATION

SHARE OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1995 by each director or nominee for director, by each of the Named Executives and by all executive officers and directors as a group.

                                                      SHARES OF                             OF SHARES BENEFICIALLY
                                                     COMMON STOCK                                   OWNED,
                                                     BENEFICIALLY      PERCENT OF COMMON      SHARES THAT MAY BE
NAME OF INDIVIDUAL OR IDENTITY OF GROUP               OWNED (1)         STOCK OWNED (2)   ACQUIRED WITHIN 60 DAYS(3)
- -----------------------------------------------  --------------------  -----------------  --------------------------
Directors
  Ruth M. Davis................................            3,873               *                        2,000
  Allen W. Dawson..............................            6,000               *                        2,000
  Ronald James.................................            3,100               *                        2,000
  Richard G. Lareau............................            5,500(4)            *                        2,000
  George R. Lewis..............................            1,000               *                      --
  Charles Marshall.............................            5,000               *                        2,000
  Lawrence Perlman.............................          767,571                1.7%                  631,704
  Carole J. Uhrich.............................            1,000               *                      --
  Richard W. Vieser............................            5,000               *                        2,000
  Paul S. Walsh................................            4,000               *                        2,000
Named Executive Officers
  Ronald L. Turner.............................           98,334                0.2%                   43,334
  Patrick C. Sommers...........................           98,408                0.2%                   44,510
  Stephen B. Morris............................           83,334                0.2%                   33,334
  John R. Eickhoff.............................          175,424                0.4%                  117,596
All executive officers, directors and nominees
 as a group....................................        1,598,467(4)             3.4%                1,087,235

- ------------------------
(1) Unless otherwise noted, all of the shares shown are held by individuals possessing sole voting and investment power with respect to such shares.

(2) Number of shares representing less than 0.1% of outstanding Common Stock designated by *.

(3) All shares shown in this column may be acquired within 60 days through the exercise of stock options granted by the Company. These shares are treated as outstanding only when determining the amount and percent owned by the applicable individual or group.

(4) Does not include 500 shares of common stock owned by Mr. Lareau's wife as to which Mr. Lareau may be deemed to share voting and investment power, but as to which shares he disclaims any beneficial interest.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock:

                                                  AMOUNT AND NATURE OF   PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP    CLASS (1)
- ------------------------------------------------  --------------------  -------------
FMR Corp.                                              5,456,387(2)           12.0%
 82 Devonshire Street
 Boston, MA 02109
The Equitable Companies Incorporated                   3,264,611(3)            7.2%
 787 Seventh Avenue
 New York, NY 10019
and AXA
 23 Avenue Matignon
 75008 Paris France

- ------------------------
(1) Percentage calculated based on the number of shares of the Company's common stock issued and outstanding as of February 28, 1995.

(2) Beneficial ownership as of December 31, 1994 as reported in Schedule 13G dated February 13, 1995. These securities are beneficially owned by Fidelity Management & Research Company and Fidelity Management Trust Company, both wholly-owned subsidiaries of FMR Corp., as a result of acting as investment adviser to certain investment companies or as investment manager of certain institutional accounts. Represents sole power to dispose or direct the disposition of 5,456,387 shares and sole power to vote or direct the vote of 116,419 shares. Included in the total number of shares reported as beneficially owned are 572,880 shares that would be issuable upon conversion of shares of the Company's 5 1/2% Preferred Stock.

(3) Beneficial ownership as of December 31, 1994 as reported in Schedule 13G dated February 10, 1995. These securities are held by subsidiaries of AXA and The Equitable Companies Incorporated, primarily Alliance Capital Management L.P., which holds them on behalf of client discretionary investment advisory accounts. Represents sole power to vote or direct the vote of 2,365,456 shares, sole power to dispose or direct the disposition of 3,246,456 shares, and shared power to dispose or direct the disposition of 18,155 shares (including 14,355 shares that would be issuable upon conversion of shares of the Company's 5 1/2% Preferred Stock).

    The parties identified in the table above have stated in their Schedules 13G that the Company securities they hold were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                              INDEPENDENT AUDITORS

    The Board has selected KPMG Peat Marwick LLP, the Company's present auditors, to audit the accounts of the Company for the year ending December 31, 1995.

    The Board has requested that representatives of KPMG Peat Marwick LLP attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

    Any stockholder proposal to be included in the proxy materials for the 1996 Annual Meeting of Stockholders must be received by the Company on or before
November   , 1995.

    The Company's Bylaws require advance written notice to the Company of stockholder-proposed business or of a stockholder's intention to make a nomination for director at an annual meeting of stockholders. They also limit the business which may be conducted at any special meeting of stockholders to business brought by the Company's Board. Specifically, the Bylaws provide that business may be brought before an annual meeting by a stockholder only if the stockholder provides written notice to the Secretary of the Company not less than 50 or more than 75 days prior to the meeting, unless notice of the date of the meeting is given to stockholders or is publicly announced less than 65 days prior to the meeting. In that case, a stockholder's notice of proposed business must be provided no later than 15 days following the date notice of the annual meeting was mailed or the public announcement of the date was made, whichever is earlier. The Company's 1996 Annual Meeting of Stockholders will be held on May 8, 1996. A stockholder's notice must set forth (i) a description of the proposed business and the reasons therefor, (ii) the name and record address of the stockholder proponent, (iii) the class and number of shares of Company stock owned by the stockholder and
(iv) a description of any material interest of the stockholder in the proposed business.

    The Bylaws also provide that a stockholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of the Company within the time limits described above. The stockholder's notice shall set forth all information about each nominee that would be required under Securities and Exchange Commission ("SEC") rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the stockholder proponent and the class and number of shares of Company stock owned by the stockholder proponent.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the SEC reports of ownership regarding the Common Stock and other equity securities of the Company. These persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company during the period January 1, 1994 to February 14, 1995, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson & Company, New York, New York, to aid in solicitation of proxies. The fees and expenses of Georgeson & Company are estimated at $15,000.

    Officers and employees of the Company may solicit proxies by further mailings, by telephone and telegraph, and by personal conversations. No special compensation will be paid to such persons for these tasks. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the stock entitled to be voted at the meeting.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (AN ANNUAL FILING WITH THE SEC) FOR THE YEAR ENDED DECEMBER 31, 1994 MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO CERIDIAN CORPORATION, STOCKHOLDER SERVICES DEPARTMENT, 8100 34TH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55425.

                                          By Order of the Board of Directors

                                          John A. Haveman
                                          SECRETARY

Minneapolis, Minnesota
March 30, 1995

                                                                       EXHIBIT A

                              CERIDIAN CORPORATION
                         1993 LONG-TERM INCENTIVE PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 10, 1995)

1.  PURPOSE OF PLAN.

    The purpose of the Ceridian Corporation 1993 Long-Term Incentive Plan (as amended and restated as of May 10, 1995) (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.  DEFINITIONS.

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

    2.1  "BOARD" means the Board of Directors of the Company.

    2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

    2.3 "CHANGE OF CONTROL" means an event described in Section 12.1 of the Plan.

    2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

    2.6 "COMMON STOCK" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

    2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

    2.8     "ELIGIBLE  RECIPIENTS"  means   all  employees  (including,  without
limitation, officers and directors who are also employees) of the Company or any Subsidiary.

    2.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

    2.11 "INCENTIVE AWARD" means an Option, Stock Appreciation Right, Restricted Stock Award or Performance Unit granted to an Eligible Recipient pursuant to the Plan.

    2.12 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.13 "NEWLY HIRED EMPLOYEE" means a person who has been an Eligible Recipient for 90 days or less.

    2.14 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

    2.15  "OPTION"  means an  Incentive Stock  Option or  a Non-Statutory  Stock
Option.

    2.16 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

    2.17 "PERFORMANCE GOAL" means the absolute or relative measure of one or more of the following alternatives as specified by the Committee in writing for any Performance Period, the achievement of which is a condition precedent to the vesting of a Performance Restricted Stock Award hereunder: Total Return to Stockholders; fully diluted earnings per share for the Company; or earnings before interest and taxes, return on equity or invested capital, or revenue growth for the Company or a specified Subsidiary or division of the Company. Any such Performance Goal shall be established by the Committee on or before the latest date permissible to enable the Performance Restricted Stock Award to qualify as "performance-based compensation" under Section 162(m). For purposes of this definition, any relative measure of Total Return to Stockholders shall utilize the Company's Performance Ranking Position, and other financial terms shall have the same meanings as used in the Company's financial statements.

    2.18 "PERFORMANCE PERIOD" means the period of time during which Performance Goals are measured to determine the vesting of Performance Restricted Stock Awards.

    2.19 "PERFORMANCE RANKING POSITION" means the relative placement of the Company's Total Return to Stockholders as measured against (i) the Total Return to Stockholders of other companies in a nationally recognized index such as the S&P 500, or in a peer group of companies selected by the Committee prior to the commencement of a Performance Period, or (ii) the performance of such nationally recognized index itself.

    2.20 "PERFORMANCE RESTRICTED STOCK AWARD" means a Restricted Stock Award the vesting of which is conditioned upon the satisfaction of one or more Performance Goals.

    2.21 "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance criteria.

    2.22 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant.

    2.23 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

    2.24 "RETIREMENT" means the termination (other than for "cause" as defined in Section 10.3(b) of the Plan) of a Participant's employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination).

    2.25  "SECTION 162(M)" means Section 162(m) of the Code.

    2.26  "SECURITIES ACT" means the Securities Act of 1933, as amended.

    2.27   "STOCK APPRECIATION  RIGHT"  means a  right  granted to  an  Eligible
Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

    2.28 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

    2.29 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

    2.30 "TOTAL RETURN TO STOCKHOLDERS" with respect to a company means the total return to a holder of the common stock of that company during a Performance Period as a result of his or her ownership of that stock during such Performance Period, such total return to include both the appreciation (or depreciation) in the per share price of such common stock during such Performance Period, and the per share fair market value of all dividends and distributions paid or distributed by such company with respect to such common stock during such Performance Period, assuming that all such dividends and distributions are reinvested in shares of such common stock at their fair market value on the last trading day of the month in which the dividend or distribution is paid or distributed.

3.  PLAN ADMINISTRATION.

    3.1 THE COMMITTEE. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the "Committee") consisting solely of not less than two members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

    3.2  AUTHORITY OF THE COMMITTEE.

    (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award;
(iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

    (b) The Committee will have the authority under the Plan to amend or modify the terms and conditions of any outstanding Incentive Award in any manner, including, without limitation, the authority to extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

    (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares,
(ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.  SHARES AVAILABLE FOR ISSUANCE.

    4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 6,000,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

    4.2 LIMITATION ON INDIVIDUAL AWARDS IN ANY TAXABLE YEAR. The maximum number of shares of Common Stock that may be the subject of Incentive Awards made to any Eligible Recipient in any one taxable year of the Company shall not exceed 250,000 shares (the "Maximum Annual Grant").

    4.3 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

    4.4 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to (i) the number and kind of securities available for issuance under the Plan, (ii) the Maximum Annual Grant, and (iii) in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.  PARTICIPATION.

    Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.  OPTIONS.

    6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

    6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. Unless otherwise determined by the Committee, the per share exercise price of Options granted under the Plan will be equal to 100% of the Fair Market Value of one share of Common Stock on the date of grant.

    6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to six months (other than Options described in Section 6.6 of the Plan or as provided in Section 10 of the Plan) or after 10 years from its date of grant. Unless the Committee determines otherwise, an Option granted under the Plan will be exercisable for 10 years from its date of grant and will become exercisable on a cumulative basis with respect to one-third of the shares subject to such Option on each January 1 occurring at least six months after its date of grant.

    6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or a combination of such methods.

    6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with
Section 6.4 of the Plan.

    6.6 OPTIONS OR STOCK IN LIEU OF BONUS. Without limiting in any way the authority of the Committee to establish the terms and conditions of Options or other Incentive Awards, the Committee may allow Eligible Recipients to elect to receive some or all of their annual cash bonus in the form of Non-Statutory Stock Options or shares of Common Stock rather than cash. The Committee will have the sole authority to determine whether to allow such an election and to establish the terms and conditions to such an election, which terms and conditions will be set forth in the agreement evidencing such Options or Incentive Awards.

7.  STOCK APPRECIATION RIGHTS.

    7.1 GRANT. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

    7.2 EXERCISE PRICE. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

    7.3 EXERCISABILITY AND DURATION. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months (other than as provided in Section 10 of the Plan) or after 10 years from its date of grant. Unless the Committee determines otherwise, a Stock Appreciation Right granted under the Plan will be exercisable for 10 years from its date of grant and will become exercisable on a cumulative basis with respect to one-third of the shares subject to such Stock Appreciation Right on each January 1 occurring at least six months after its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.  RESTRICTED STOCK AWARDS.

    8.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria; provided, however, that any Restricted Stock Award made on or after May 10, 1995 to an Eligible Recipient other than a Newly Hired Employee must be a Performance Restricted Stock Award. Other than as provided in
Section 10 of the Plan, no Restricted Stock Award may vest prior to six months from its date of grant.

    8.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Section s 8.1, 8.3 and 13.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

    8.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will not be subject to the same restrictions as the shares to which such dividends or distributions relate and will be currently paid to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

    8.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

9.  PERFORMANCE UNITS.

    An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

    10.1 TERMINATION DUE TO DEATH OR DISABILITY. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

        (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for the remainder of their terms;

        (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

        (c) All Performance Units and Stock Appreciation Rights then held by the Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

    10.2 TERMINATION DUE TO RETIREMENT. Except as otherwise provided in Section 12 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

        (a) All outstanding Options then held by the Participant will continue to become exercisable in accordance with their terms;

        (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

        (c) All Performance Units and Stock Appreciation Rights then held by the Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

    10.3  TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

    (a) Except as otherwise provided in Section 12 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable and all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option) and all Performance Units and Stock Appreciation Rights will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

    (b) For purposes of this Section 10.3, "cause" will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

    10.4 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 10, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination), cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest following such termination of employment or service, in each case in the manner determined by the Committee.

    10.5    DATE  OF TERMINATION  OF  EMPLOYMENT  OR OTHER  SERVICE.  Unless the
Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

11. PAYMENT OF WITHHOLDING TAXES.

    11.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

    11.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 11.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a combination of such methods.

12. CHANGE OF CONTROL.

    12.1    DEFINITIONS.  For  purposes  of  this  Section  12,  the   following
definitions will be applied:

        (a) "Change of Control" will mean any of the following events:

           (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation;

           (ii) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated person or entities acting in concert;

           (iii) the sale of the properties and assets of the Company substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

           (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

           (v) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

        (b) "Change of Control Action" will mean any payment (including any benefit or transfer of property) in the nature of compensation, to or for the benefit of a Participant under any arrangement, which is considered to be contingent on a Change of Control for purposes of Section 280G of the Code. As used in this definition, the term "arrangement" includes, without limitation, any agreement between a Participant and the Company and any and all of the Company's salary, bonus, incentive, restricted stock, stock option, compensation or benefit plans, programs or arrangements, and will include this Plan.

        (c) "Change of Control Termination" will mean, with respect to a Participant, any of the following events occurring within two years after a Change of Control:

           (i) Termination of the Participant's employment with the Company and all of its Subsidiaries by the Company or any Subsidiary for any reason, with or without cause, except for conduct by the Participant constituting
       (1) a felony involving moral turpitude under either federal law or the law of the state of the Company's incorporation or (2) the Participant's willful failure to fulfill his employment duties with the Company or any Subsidiary; provided that for purposes of this clause (2), an act or failure to act by the Participant shall not be "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company or a Subsidiary; or

           (ii) Termination of employment with the Company and all of its Subsidiaries by the Participant for Good Reason. A Change of Control Termination shall not include a termination of employment by reason of death, Disability or Retirement.

        (d) "Good Reason" will mean a good faith determination by the Participant, in the Participant's sole and absolute judgment, that any one or more of the following events has occurred, without the Participant's express written consent, after a Change of Control:

           (i) A change in the Participant's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Participant from, or any failure to re-elect the Participant to, any of such positions, which has the effect of diminishing the Participant's responsibility or authority; or

           (ii)  A  reduction  by  the  Company  or  its  Subsidiaries  in   the
       Participant's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter; or

           (iii) The Company or its Subsidiaries requiring the Participant to be based anywhere other than within twenty-five miles of the Participant's job location at the time of the Change of Control; or

           (iv) Without replacement by a plan, program or arrangement providing benefits to the Participant equal to or greater than those discontinued or adversely affected:

               (1) the failure by the Company or its Subsidiaries to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which the Participant is participating immediately prior to a Change of Control; or

               (2) the taking of any action by the Company or its Subsidiaries that would adversely affect the Participant's participation or materially reduce the Participant's benefits under any of such plans, programs or arrangements; or

           (v) The taking of any action by the Company or its Subsidiaries that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under which the Participant performs his employment duties; or

           (vi) If the Participant's primary employment duties are with a Subsidiary of the Company, the sale, merger, contribution, transfer or any other transaction as a result of which the Company no longer directly or indirectly controls or has a significant equity interest in such Subsidiary; or

           (vii) Any material breach by the Company or one of its Subsidiaries of any employment agreement between the Participant and the Company or such Subsidiary.

    12.2 ACCELERATION OF VESTING. Subject to the "Limitation on Change of Control Compensation" contained in Section 12.3 of the Plan, in the event of a Change of Control Termination with respect to a Participant, and without further action of the Committee:

        (a) Each Option granted to such Participant that has been outstanding at least six months will become immediately exercisable in full and will remain exercisable until the expiration date of such Option.

        (b) Each Restricted Stock Award (including any Performance Restricted Stock Award) granted to such Participant that has been outstanding for at least six months will immediately become fully vested.

        (c) All Performance Units and Stock Appreciation Rights then held by such Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

    12.3 LIMITATION ON CHANGE OF CONTROL COMPENSATION. A Participant will not be entitled to receive any Change of Control Action which would, with respect to the Participant, constitute a "parachute payment" for purposes of Section 280G of the Code. In the event any Change of Control Action would, with respect to the Participant, constitute a "parachute payment," the Participant will have the right to designate those Change of Control Action(s) which would be reduced or eliminated so that the Participant will not receive a "parachute payment."

    12.4 LIMITATIONS ON COMMITTEE'S AND BOARD'S ACTIONS. Prior to a Change of Control, the Participant will have no rights under this Section 12, and the Board will have the power and right, within its sole discretion to rescind, modify or amend this Section 12 without the consent of any Participant. In all other cases, and notwithstanding the authority granted to the Committee or Board to exercise discretion in interpreting, administering, amending or terminating this Plan, neither the Committee nor the Board will, following a Change of Control, have the power to exercise such authority or otherwise take any action that is inconsistent with the provisions of this Section 12.

13. RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

    13.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

    13.2 RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

    13.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options and Stock Appreciation Rights (to the extent permitted pursuant to Section 10 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

    13.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

14. SECURITIES LAW AND OTHER RESTRICTIONS.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 and Section 12.4 of the Plan.

16. EFFECTIVE DATE AND DURATION OF THE PLAN.

    The Plan is effective as of February 3, 1993, the date it was adopted by the Board. The Plan will terminate at midnight on February 3, 1999, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.

17. MISCELLANEOUS.

    17.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

    17.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

CERIDIAN CORPORATION                                NOTICE OF ANNUAL MEETING OF
8100 34th Avenue South                                STOCKHOLDERS TO BE HELD
Minneapolis, Minnesota 55425                                MAY 10, 1995
(612) 853-8100

     The Annual Meeting of Stockholders of Ceridian Corporation, a Delaware corporation (the "Company"), will be held in the Guilford Room, Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202 on Wednesday, May 10,
1995 at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

     (1)  To elect directors for the following year;

     (2) To approve amendments to the Company's 1993 Long-Term Incentive Plan, including an amendment to increase by 3,000,000 shares the number of shares that may be issued pursuant to that Plan; and

     (3) To transact such other business as may properly come before the meeting.

     Stockholders of record of the Company's common stock at the close of business on March 21, 1995 will be entitled to vote at the meeting and any adjournments. No admission ticket will be necessary.

     TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS NOTICE AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE AS SOON AS POSSIBLE. The prompt return of your signed proxy card will assist the Company in reducing the expense of additional proxy solicitation.

     A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from April 26, 1995 through May 10, 1995, at the offices of Venable, Baetjer & Howard, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201.

                                       By Order of the Board of Directors



March 30, 1995                         John A. Haveman
                                       SECRETARY

                            DETACH PROXY CARD HERE
- ------------------------------------------------------------------------------


1. Election of Directors:  FOR all nominees []  WITHHOLD AUTHORITY to []             FOR, EXCEPT YOU MAY []
                           listed below         vote for all nominees listed below   WITHHOLD AUTHORITY TO
                                                                                     VOTE FOR ANY NOMINEE BY
                                                                                     CROSSING OUT HIS OR HER NAME


Nominees:    Ruth M. Davis, Allen W. Dawson, Ronald James, Richard G. Lareau
             George R. Lewis, Charles Marshall, Lawrence Perlman,
             Carole J. Uhrich, Richard W. Vieser, Paul S. Walsh

2. Proposal to approve amended and restated   [] FOR    []AGAINST   [] ABSTAIN
   1993 Long-Term Incentive Plan


Address Change and/or  []        If you wish to have your vote on all matters
Comments Mark Here               kept confidential in accordance with Ceridian
                                 Corporation policy, check here []

                                 PLEASE SIGN EXACTLY AS NAME IS PRINTED TO
                                 THE LEFT. JOINT OWNERS, CO-EXECUTORS OR
                                 CO-TRUSTEES SHOULD BOTH SIGN. PERSONS SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN SHOULD GIVE THEIR FULL TITLE AS SUCH.

                                  Dated: ____________________, 199__

                                  _____________________________________________

                                  _____________________________________________

(Please sign, date and return this proxy      VOTES MUST BE INDICATED [X]
card in the enclosed envelope)                IN BLACK OR BLUE INK



CERIDIAN CORPORATION                                        PROXY CARD

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CERIDIAN
      CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 10, 1995.

   The undersigned appoints Lawrence Perlman and John A. Haveman, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Stockholders to be held on May 10, 1995 and at any adjournment or postponement thereof all of the undersigned's shares of Ceridian Corporation Common Stock held of record on March 21, 1995 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

   This proxy, when properly signed, will be voted in the manner directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

        (Continued, and to be signed and dated, on the reverse side.)